Exhibit 99.1

(1)          The amount reported includes shares of common stock (including non-voting common stock) of SkyTerra Communication, Inc. (the “Issuer”) that are owned of record by Apollo Investment Fund IV, L.P. (“AIF IV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIV IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition LLC (“AP/RM LLC) and ST/RRRR LLC (“ST LLC,” and together with AIF IV, Overseas IV, RRRR LLC and AP/RM LLC, the “Apollo Funds”), and shares of common stock issuable upon exercise of the Series A-1 and Series A-2 Warrants held by certain of the Apollo Funds.  The securities reported herein reflect the aggregate holdings of the Apollo Funds, a portion of which were previously reported under separate filings by Overseas IV and Apollo Advisors IV, L.P. (“Advisors”) but now are included herein.  The shares of the Issuer’s common stock reported as acquired herein were acquired in connection with the redemption of certain of the shares of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by certain of the Apollo Funds by the issuer at par and conversion of the remaining shares of the Series A Preferred Stock into shares of common stock and in connection with a subscription rights offering of the Issuer (the, “Redemption Transaction”).  Apollo Management IV, L.P. (“Management”) serves as the manager of each of the Apollo Funds.  AIF IV Management, Inc. (“AIF IV”) is the general partner of Management.  Advisors is the general partner of AIF IV and Overseas IV.  Apollo Capital Management IV, Inc. (“ACM IV”) is the general partner of Advisors.  The Apollo Funds, Management, Advisors, AIF IV and ACM IV, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the directors and principal executive officers, as the case may be, of AIF IV and ACM IV, disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.